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EXHIBIT 10.9

                              CLS MORTGAGE COMPANY

DATE:  AUGUST 10, 2000

1.       BORROWER'S PROMISE TO PAY
In return for a loan that I have received, I promise to pay $120,000.00 (this amount is called "principal"), plus interest, to the order of the Lender. The lender is CLS MORTGAGE, INC., A WASHINGTON CORPORATION. I understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "Note Holder".

2.       INTEREST
Interest will be charged on unpaid principal until the full amount of principal has been paid. I will pay interest at a yearly rate of SIXTEEN PER CENT (16.0%). Interest shall commence AUGUST 11, 2000.

3.       PAYMENTS
         (A) TIME AND PLACE OF PAYMENTS
I will pay principal and interest by making payments every month.

I will make my payments on the 11th day of each month beginning on September 11, 2000. I will make these payments every month until I have paid all of the principal and interest and any other charges described below that I may owe under this Note. My monthly payments will be applied to interest before principal. If on August 11, 2005, I still owe amounts under this Note I will pay those amounts in full on that date, which is called the "maturity date".

I will make my monthly payments to CLS Escrow, Inc., 12904 E. Nora, Spokane, WA 99216, or at a different place if required by the Note Holder.

         (B) AMOUNT OF MONTHLY PAYMENTS
My monthly payment will be in the amount of $1,613.71.

4.       BORROWER'S RIGHT TO PREPAY
I have the right to make payments of principal at any time before they are due. A payment of principal only is known as a "prepayment". When I make a prepayment, I will tell the Note Holder in writing that I am doing so.

I may make a full prepayment or partial prepayments without paying any prepayment charge. The Note Holder will use all of my prepayments to reduce the amount of the principal that I owe under this Note. If I make a partial prepayment, there will be no changes in the due date or tin the amount of my monthly payment unless the Note Holder agrees in writing to those changes.

5        LOAN CHARGES
If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then" (i) any such loan charges shall be reduced by the amount necessary to reduce the chart to the permitted limit; and (ii) any sums already collected from me which exceeded permitted limits will be refunded to me. The Note Holder may chose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me. If a refund reduces principal, the reductions will be treated as a partial prepayment.

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6.       BORROWER'S FAILURE TO PAY AS REQUIRED
         (A) LATE CHARGE FOR OVERDUE PAYMENTS
If the Note Holder has not received the full amount of any monthly payment, including the payment due at maturity, within five (5) calendar days after the date it is due, the Maker agrees to pay the Holder a late charge of Twenty Five Dollars ($25.00) or Ten Percent (10%) of the delinquent payment amount whichever is greater. It is hereby agreed that the Holder of the Late Charge is CLS Escrow, Inc.

         (B) DEFAULT
If I do not pay the full amount of each monthly payment on the date that it due, I will be in default.

         (C) PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES
If I am in default, the Note holder will have the right to be paid back by me for all its costs and expenses in enforcing this Note to the extent not prohibited by applicable laws. Those expenses include, for example, reasonable attorney's fees.

7.       OBLIGATIONS OF PERSON UNDER THIS NOTE
If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that any one of us may be required to pay all of the amounts owed under this Note.

8.       WAIVERS
I AND ANY OTHER PERSON WHO HAS OBLIGATIONS UNDER THIS note waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of Dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

9.       UNIFORM SECURED NOTE
In additions to the protection given to the Note Holder under this Note, a Mortgage or Deed of Trust (the "Security Instrument"), dated the same date as this Note, protects the Note Holder form possible losses which might result if I do not keep the promises which I make in this Note. That Security Instrument describes how and under what conditions I may be required to make immediate payment in full of all amounts I owe under this Note. Some of those conditions are described as follows:

         Transfer of the Property or a Beneficial Interest in Borrower. If all or any part of the Property or any interest in it is sold or transferred without the Lender's prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if exercise is prohibited by federal law as of the date of this Security Instrument.

         If Lender exercises this option, Lender shall give Borrower notice of acceleration. The Notices shall provide a period of not less than 30 days from the date the notice is delivered or mailed with in which Borrower must pay all sums secured by this Security Instrument . If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

         THIS NOTE AND ACCOMPANYING LOAN DOCUMENTS SHALL BE GOVERNED AS TO VALIDITY, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS AND DECISIONS OF THE STATE OF IDAHO. The laws of the state of Idaho shall apply to each and every action or proceeding initiated with respect to this Note and loan evidenced herein. If any State or Federal Court shall declare this provision invalid then it is expressly agreed by the parties that the interest rate expressed in the Note shall be the highest rate permitted pursuant to the applicable state law in effect at the inception of this Loan. the parties agree that the venue thereof shall be Shoshone Count, State of Idaho.

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WITNESS THEN THE HANDS OF THE UNDERSIGNED.

ATLAS MINING COMPANY

BY: /S/ WILLIAM T. JACOBSON
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